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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               Cotelligent, Inc.

            (Exact name of registrant as specified in its charter)



                                August 8, 2000

                    Date of Report (Date of earliest event reported)



         Delaware                         0-25372                  94-3173918
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission           (I.R.S. Employer
    of incorporation                    File Number)         Identification No.)



        101 California Street, Suite 2050
           San Francisco, California                            94111
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(Address of principal executive offices)                      (Zip Code)



                                (415) 439-6400

             (Registrant's telephone number, including area code)
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Item 2. Acquisition or Disposition of Assets.

        On May 12, 2000, Cotelligent, Inc. (the "Company") filed a current report on Form 8-K to disclose the fact that, on April 27, 2000, the Company caused its indirectly wholly-owned subsidiary, CZG Mobile Ventures, Inc., a Delaware corporation (the "Member Subsidiary"), to enter into an Operating Agreement (the "Operating Agreement") with bSmart.to Technologies, Inc., a Delaware corporation ("bSmart"), forming a joint venture entity called bSmart.to LLC, a Delaware limited liability company (the "Joint Venture"). In connection with the closing of the joint venture transaction on August 8, 2000 (the "Closing Date"), the parties agreed to revise certain terms of the transaction and, thus, executed an Amended and Restated Operating Agreement, dated August 8, 2000 (the "Amended Operating Agreement"), with revised transaction documents attached as exhibits thereto (the "Revised Transaction Documents"), all of which Revised Transaction Documents were executed on August 8, 2000. The Company is filing this Form 8-K to disclose the revised terms of the joint venture transaction.

        Pursuant to the Amended Operating Agreement, the Member Subsidiary and bSmart each owns a 50% membership interest in the Joint Venture. bSmart contributed to the Joint Venture certain technology, patent and trademark rights and licenses, as well as certain technology support services. On the Closing Date, the Company, using some of the proceeds from the sale of its staff augmentation business on June 30, 2000 (the "Staffing Sale"), contributed to the Joint Venture (a) through the Member Subsidiary, $2,500,000 in cash and (b) through its directly wholly-owned subsidiary, Cotelligent USA, Inc., a California corporation ("Cotelligent USA"), (i) certain information technology consulting and implementation and integration services assets and (ii) certain administrative transition services. Furthermore, pursuant to a letter agreement (the "Letter Agreement"), dated as of August 8, 2000, between the Company and eMcris Limited, an Anguilla corporation ("eMcris"), the Company paid, using some of the proceeds from the Staffing Sale, $2,500,000 in cash (the "Fee") to eMcris through Cotelligent USA, which Fee was consideration for eMcris' role as a finder and for eMcris' financial advice and other assistance with respect to the joint venture transaction. The Joint Venture intends to utilize these contributions to develop and market m-Commerce solutions in the emerging wireless Internet communications area.

        The Revised Transaction Documents include a five-year Warrant granted to bSmart to purchase securities of the Company totaling 4% of the Company's outstanding common stock at an exercise price of $8.00 per share, and a five-year Warrant granted to the Company to purchase securities of bSmart totaling 4% of bSmart's outstanding common stock at an exercise price equal to the most recent valuation of bSmart, each subject to certain adjustments. For more details regarding these warrants, please refer to the warrants attached as exhibits to the Amended Operating Agreement filed herewith.

        Copies of (i) the Amended Operating Agreement, including the Revised Transaction Documents attached as exhibits thereto, and (ii) the Letter Agreement are each being filed with the Securities and Exchange Commission as exhibits to this Current Report on Form 8-K. This summary description of the joint venture transaction and the related finder's fee does not purport to be complete and is qualified

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in its entirety by reference to the Amended Operating Agreement and the Letter
Agreement, which are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits.

          Exhibit No.          Exhibit

                 10.1 Operating Agreement, dated as of August 8, 2000, between CZG Mobile Ventures, Inc. and bSmart.to Technologies, Inc. (including exhibits).

                 99 Letter Agreement, dated as of August 8, 2000, between Cotelligent, Inc. and eMcris Limited.

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                                 Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              COTELLIGENT, INC.


                              By: /s/ Daniel E. Jackson
                                 _____________________________________________
                                 Name:  Daniel E. Jackson
                                  Titles:  President, Chief Operating Officer
                                           and Director



Dated: August 23, 2000

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                                 EXHIBIT INDEX


Exhibit No.      Description

10.1 Operating Agreement, dated as of August 8, 2000, between CZG Mobile Ventures, Inc. and bSmart.to
                 Technologies, Inc. (including exhibits).

99 Letter Agreement, dated as of August 8, 2000, between Cotelligent, Inc. and eMcris Limited.



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